UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera St.

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AND*	The Nasdaq Stock Market LLC*
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW*	The Nasdaq Stock Market LLC*

*	On October 28, 2025, The Nasdaq Stock Market LLC determined to commence proceedings to delist and suspend trading in Advent Technologies Holdings, Inc.’s common stock, par value $0.0001 per share, and warrants to purchase one share of common stock, each at an exercise price of $345.00, with such trading suspension to become effective as of October 30, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2025 and October 30, 2025 (the “Resignation Dates”), Marc Seelenfreund and Joseph Celia, respectively, resigned from their respective positions as members of the Board of Directors of Advent Technologies Holdings, Inc. (the “Company”), with such resignations effective on their respective Resignation Dates. Messrs. Seelenfreund and Celia’s resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2025

Advent Technologies Holdings, Inc.

By:	/s/ Gary Herman
Name:	Gary Herman
Title:	Chief Executive Officer

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